Exhibit 5.1

Our reference JH/TRIT30458-9184444	ONE ONE ONE Eagle Street 111 Eagle Street, Brisbane QLD 4000, Australia GPO Box 9925, Brisbane QLD 4001, Australia Tel +61 7 3228 9333 Fax +61 7 3228 9444 www.corrs.com.au

Sydney

Melbourne

Brisbane

Perth

Port Moresby

21 September 2023

Tritium DCFC Limited

48 Miller Street

Murarrie QLD 4172

Dear Sir/Madam

Registration Statement on Form F-3

We have been retained as Australian legal advisers to Tritium DCFC Limited ACN 650 026 314 (Tritium DCFC), a company which is incorporated in Australia, in connection with the issuance of 79,787,235 convertible redeemable preference shares (as described below) included in a registration statement on Form F-3, filed on or about 10 March 2023 (such registration statement, as amended, including the documents incorporated by reference therein, the Registration Statement), including a base prospectus, dated 23 March 2023 (Base Prospectus), and a prospectus supplement, dated 21 September 2023 (together with the Base Prospectus, the Prospectus), under the U.S. Securities Act of 1993, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).

The Registration Statement and Prospectus relate to the registration of:

(a)	up to 79,787,235 convertible redeemable preference shares in the capital of Tritium DCFC, no par value (the Initial Preference Shares as defined in the Purchase Agreement) (Preference Shares), to be issued to Alto Opportunity Master Fund, SPC Segregated Master Portfolio B (Investor) after the date of the Registration Statement, pursuant to the Securities Purchase Agreement dated 12 September 2023 between Tritium DCFC and the Investor (as amended, the Purchase Agreement) and the Schedule of Terms of Tritium DCFC in the form attached as Exhibit A to the Purchase Agreement (Schedule of Terms);

(b)	certain Ordinary Shares in the capital of Tritium DCFC into which the Preference Shares are convertible, upon and subject to the terms of the Purchase Agreement and the Schedule of Terms (the Initial Conversion Shares).

1	Material reviewed

In connection with the opinions in this letter, we have reviewed:

(a)	a copy of the Registration Statement;

(b)	a copy of the Prospectus;

(c)	a copy of the certificate of registration of Tritium DCFC;

21 September 2023 Tritium DCFC Limited Registration Statement on Form F-3

(d)	a copy of the constitution of Tritium DCFC as at the date of this letter (Constitution);

(e)	a copy of the Purchase Agreement;

(f)	a copy of the Schedule of Terms;

(g)	a copy of:

(i)	the minutes of a meeting of the board of directors of Tritium DCFC held on 12 August 2023 at 1.00am (Brisbane time) authorising the formation of a subcommittee (Ayrton Subcommittee) and delegating authority to the Ayrton Subcommittee to approve pursuit by Tritium DCFC of the transaction contemplated by the Purchase Agreement;

(ii)	the minutes of a meeting of the board of directors of Tritium DCFC held on 30 August 2023 at 7.30am (Brisbane time) delegating authority to the Ayrton Subcommittee to authorise the execution by Tritium DCFC of the Purchase Agreement, to authorise the approval by Tritium DCFC of the Schedule of Terms, and to authorise the issue of the Preference Shares at such times as determined by the Ayrton Subcommittee;

(iii)	the written resolutions of the Ayrton Subcommittee dated 10 September 2023 authorising the execution by Tritium DCFC of the Purchase Agreement, approving the Schedule of Terms, and approving the issue of the Preference Shares;

(the Resolutions)

(h)	the results of a search conducted on 21 September 2023 at 7.00 am Brisbane time of the Australian Securities and Investments Commission (ASIC) database for Tritium DCFC (ASIC Search); and

(i)	such other instruments, agreements, certificates, minutes, resolutions and other documents we deem necessary in order to give the opinions expressed below.

We have also considered such questions of law as we have considered relevant or necessary in order to give the opinions expressed below.

2	Opinions

Subject to the assumptions and qualifications set out in Schedule 1 and elsewhere in this letter, and subject further to the following:

(a)	the Registration Statement, as finally amended, having become effective under the Securities Act and continuing to be so effective;

(b)	the Resolutions remaining in full force and effect and not having been rescinded or amended;

(c)	if and when the Preference Shares are issued to the Investor on the date of Initial Closing (as that term is defined in the Purchase Agreement) pursuant to the Purchase Agreement, on the terms of the Schedule of Terms, and in accordance with the Constitution, valid entries will be made in relation to those Preference Shares in the books and registers of Tritium DCFC;

21 September 2023 Tritium DCFC Limited Registration Statement on Form F-3

(d)	Tritium DCFC updating ASIC’s records to reflect the issue of the Preference Shares;

(e)	in addition to paragraph 2(a) to 2(d) above, in relation to our opinion at paragraph 2(h) of this letter:

(i)	if and when the Preference Shares as issued by Tritium DCFC pursuant to the Purchase Agreement, on the terms of the Schedule of Terms, and in accordance with the Constitution, are duly converted into Initial Conversion Shares pursuant to and in accordance with the Schedule of Terms and the Constitution, valid entries will be made in relation to those Initial Conversion Shares in the books and registers of Tritium DCFC; and

(ii)	Tritium DCFC updating ASIC’s records to reflect the conversion of the Initial Preference Shares into the Initial Conversion Shares;

we are of the opinion that:

(f)	Tritium DCFC has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia;

(g)	if and when the issuance of the Preference Shares has been duly authorised by appropriate corporate action and those Preference Shares have been duly issued as described in the Registration Statement and Prospectus, and pursuant to the Purchase Agreement, on the terms of the Schedule of Terms, and in accordance with the Constitution, those Preference Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital; and

(h)	subject to the Preference Shares being validly issued and fully paid as contemplated by paragraph 2(g) above, if and when the Preference Shares to be issued by Tritium DCFC pursuant to the Purchase Agreement, on the terms of the Schedule of Terms, and in accordance with the Constitution, are duly converted into Ordinary Shares on the terms of the Schedule of Terms and in accordance with the Constitution, those Preference Shares will be validly converted into Ordinary Shares and those Ordinary Shares will be fully paid and will not be subject to any call for payment of further capital.

3	General

The opinions in this letter:

(a)	relate exclusively to the documents and transactions described in it;

(b)	are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion;

(c)	are addressed to and given for the benefit of Tritium DCFC and may be relied upon by Tritium DCFC and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be:

(i)	delivered or disclosed to, or relied upon, by any other person; or

21 September 2023 Tritium DCFC Limited Registration Statement on Form F-3

(ii)	used in connection with any other transaction,

without our prior written consent; and

(d)	are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 7.00am Brisbane time on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time.

We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia.

This opinion is being furnished to you for submission to the Exchange Commission as an exhibit to Tritium DCFC’s Report on Form 6-K relating to the issuance of the Preference Shares (the Report). We hereby consent to the filing of this letter as an exhibit to the Report and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Yours faithfully

/s/ Corrs Chambers Westgarth

21 September 2023 Tritium DCFC Limited Registration Statement on Form F-3

Schedule 1

Assumptions and Qualifications

1	Assumptions

We have assumed (without making any investigation) that:

(a)	with respect to all documents reviewed by us:

(i)	all signatures, sealings or markings are genuine;

(ii)	any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;

(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and

(v)	the corporate records of Tritium DCFC are complete, true and accurate;

(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;

(c)	Tritium DCFC has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;

(d)	any documents and information given to us by Tritium DCFC or any of its employees, officers, advisers, agents or representatives are accurate and complete;

(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;

(f)	each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Tritium DCFC, is validly registered and existing under the laws of its place of incorporation;

(h)	each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the filing of the Registration Statement with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;

(j)	the filing of the Prospectus with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;

21 September 2023 Tritium DCFC Limited Registration Statement on Form F-3

(k)	the Constitution examined by us remains in full force and effect and no alteration has been made or will be made to the Constitution prior to the allotment and issue of Preference Shares pursuant to the Purchase Agreement (Preference Share Allotment Date);

(l)	the Constitution examined by us remains in full force and effect and no alteration has been made or will be made to the Constitution prior to the conversion of any of the Preference Shares into Ordinary Shares pursuant to the Purchase Agreement and the Schedule of Terms (Ordinary Share Conversion Date);

(m)	the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at the Preference Share Allotment Date and any Ordinary Share Conversion Date;

(n)	Tritium DCFC has complied with its reporting and filing obligations under all applicable laws;

(o)	there will be no breach of section 606 of the Corporations Act 2001 (Cth) (Corporations Act) at any time in connection with the transactions contemplated by the Purchase Agreement and the Schedule of Terms

(p)	each document reviewed by us in connection with this opinion:

(i)	is accurate, complete and up-to-date;

(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;

(q)	none of the transactions contemplated by the Purchase Agreement or the terms of the Purchase Agreement or the Schedule of Terms give rise to, or are likely to give rise to, ‘unacceptable circumstances’ as that term is used in section 657A of the Corporations Act, and no person will make any application to the Australian Takeovers Panel for any declaration that any part of the transactions contemplated by the Purchase Agreement or Schedule of Terms constitute ‘unacceptable circumstances’ as that term is used in section 657A of the Corporations Act;

(r)	the terms of issue of the Preference Shares (as defined in the Purchase Agreement) are exclusively set out in the Schedule of Terms and no term of the Purchase Agreement forms part of the terms of issue of the Preference Shares;

(s)	no material information or documents have been withheld from us, whether deliberately or inadvertently;

(t)	the resolutions of the directors of Tritium DCFC were duly passed as resolutions of the directors of Tritium DCFC (and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, were accurately minuted), all constitutional, statutory and other formalities were duly observed (including that all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, the meeting was properly convened, a quorum was present at all times and all directors who attended and voted at that meeting were entitled to do so), such resolutions were duly adopted, and such resolutions have not been revoked or varied and remain in full force and effect and will remain so at the Preference Share Allotment Date and any Ordinary Share Conversion Date;

21 September 2023 Tritium DCFC Limited Registration Statement on Form F-3

(u)	the resolutions of the directors of the Ayrton Subcommittee were duly passed as resolutions of the Ayrton Subcommittee (and, in the case of minutes of a meeting of the Ayrton Subcommittee, were accurately minuted), all constitutional, statutory and other formalities were duly observed (including that all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with, the meeting was properly convened, a quorum was present at all times and all directors who attended and voted at that meeting were entitled to do so), such resolutions were duly adopted, and such resolutions have not been revoked or varied and remain in full force and effect and will remain so at the Preference Share Allotment Date and any Ordinary Share Conversion Date.

2	Qualifications

Our opinions in this letter are subject to the following qualifications and limitations:

(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;

(b)	a statement that shares have been ‘validly issued’ means that in our opinion, those shares are capable of being issued by Tritium DCFC on their terms of issue (in the context of the Preference Shares, these are the Schedule of Terms). It does not mean that the obligations of Tritium DCFC under those terms of issue can be performed by it in all circumstances. In relation to redeemable preference shares, section 254K of the Corporations Act prohibits the redemption of redeemable preference shares unless those redeemable preference shares are:

(i)	fully paid-up; and

(ii)	redeemed out of profits or out of the proceeds of a new issue of shares made for the purpose of the redemption;

(c)	we are not able to comment on, and express no opinion on whether:

(i)	the information given to us for the purposes of this opinion is adequate;

(ii)	the documents given to us for the purposes of this opinion are complete;

(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;

(iv)	there is other information relevant to the matters referred to in this opinion;

(v)	all relevant documents and information have been correctly filed; or

21 September 2023 Tritium DCFC Limited Registration Statement on Form F-3

(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;

(d)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us;

(e)	we have relied on the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date; and

(f)	if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion or has received advice which may be contradictory to any statement or omission of any statement in this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.